Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of November 9, 2022 (“Effective Date”), is by and among Patterson-UTI Energy, Inc., a Delaware corporation (“Borrower”), the Lenders (as defined below) party hereto, and Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as the issuer of letters of credit under the Credit Agreement referred to below (in such capacity, an “L/C Issuer”), and as the swing line lender under the Credit Agreement referred to below (in such capacity, the “Swing Line Lender”).

RECITALS

A.
Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018, among the Borrower, the Administrative Agent, each L/C Issuer, the Swing Line Lender and the financial institutions party thereto from time to time as lenders (the “Lenders”), as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 26, 2019 and that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 27, 2020 (as so amended and as may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

B.
Pursuant to Section 2.17 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request an extension of the Maturity Date.
C.
The Extending Lenders (as defined below) have agreed to extend the Maturity Date of their respective Commitments as more particularly set forth herein.
D.
The Borrower has requested that the Lenders and L/C Issuer make certain amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.
Defined Terms; Interpretation and Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement, as amended hereby, and used herein without definition shall have the respective meaning assigned to such term in the Credit Agreement, as amended hereby, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

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Section 2.
Consent to Extension of Maturity Date. Upon the effectiveness of this Agreement pursuant to Section 5 below, the Maturity Date of the Commitments of the Lenders who have severally agreed to extend their respective Commitments (each an “Extending Lender” and, collectively, the “Extending Lenders”) is hereby extended to March 27, 2026, as set forth on Schedule 2.01 hereto, which shall constitute an amendment and restatement of Schedule 2.01 to the Credit Agreement. The Maturity Date with respect to the Commitments of each other Lender, if any, shall remain unchanged as set forth on such amended and restated Schedule 2.01 to the Credit Agreement. The extension of the Maturity Date by the Extending Lenders on the Effective Date as set forth in this Section 2 shall be deemed to constitute an exercise of the Borrower’s right to request an extension pursuant to Section 2.17 of the Credit Agreement and the effective date of such extension of the Maturity Date shall be deemed to be the Effective Date; provided that, for the avoidance of doubt, two additional one-year extensions shall be permitted pursuant to the Credit Agreement after the Effective Date. The requirements of Section 2.17 of the Credit Agreement with respect to notices and timing are hereby waived by all parties hereto with respect to the extension described in this Section 2.
Section 3.
Amendments to Credit Agreement.
(a)
The Credit Agreement (other than the Exhibits and Schedules thereto unless otherwise expressly set forth in this Section 3) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth on Annex I attached hereto.
(b)
Schedule 2.01 (Commitments and Applicable Percentages) of the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto.
(c)
Exhibit A (Form of Loan Notice) to the Credit Agreement is hereby replaced in its entirety with Exhibit A attached hereto.
(d)
Exhibit G (Form of Swing Line Loan Notice) to the Credit Agreement is hereby replaced in its entirety with Exhibit G attached hereto.
(e)
Exhibit H (Form of Prepayment Notice) to the Credit Agreement is hereby replaced in its entirety with Exhibit H attached hereto.
Section 4.
Borrower’s Representations and Warranties. The Borrower acknowledges, represents, warrants and agrees that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality is true and correct in all respects as of the applicable date), and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to

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Section 6.01 of the Credit Agreement; (b) the execution, delivery and performance of this Agreement are within the limited liability company or corporate power and authority of the Borrower and have been duly authorized by appropriate limited liability company and corporate action and proceedings; (c) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and no portion of the Obligations are subject to avoidance, subordination, recharacterization, recovery, attack, offset, counterclaim, or defense of any kind; (d) there are no governmental or other third party consents, licenses and approvals required to be made or obtained by it in connection with its execution, delivery, performance, validity and enforceability of this Agreement; (e) no Defaults or Events of Default shall have occurred and be continuing; and (f) since the date of the financial statements most recently delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.
Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:
(a)
the receipt by the Administrative Agent of original counterparts of this Agreement executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, and Extending Lenders constituting Required Lenders;
(b)
the receipt by the Administrative Agent of a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that (i) the extension of the Maturity Date set forth in Section 2 is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) before and after giving effect to such extension, (A) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date hereof as if made on as and as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes herein, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 of the Credit Agreement, and (B) no Defaults or Events of Default shall have occurred and be continuing;
(c)
the receipt by the Administrative Agent of the fee letter dated as of October 17, 2022 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC (the “Amendment No. 3 Fee Letter”), and the payment in full of all fees required to be paid by the Amendment No. 3 Fee Letter as of or on the Effective Date;
(d)
evidence satisfactory to the Administrative Agent of the payment in full by the Borrower of all the fees and expenses required to be paid as of or on the Effective Date by

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Section 10.04 of the Credit Agreement or any other provision of a Loan Document to the extent invoiced prior to the Effective Date; and
(e)
a customary opinion of Gibson, Dunn & Crutcher, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the enforceability of this Agreement and the other matters reasonably requested by the Administrative Agent.
Section 6.
Acknowledgments and Agreements.
(a)
The Borrower acknowledges that on the date hereof and after giving effect to this Agreement, all outstanding Obligations are payable in accordance with their terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. The Administrative Agent, each L/C Issuer, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, each L/C Issuer or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, each L/C Issuer, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
(b)
The Borrower, the Administrative Agent, each L/C Issuer, Swing Line Lender and each Lender does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agree that its liabilities and obligations under the Credit Agreement, as amended hereby are not impaired in any respect by this Agreement.
(c)
From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents as amended by this Agreement.
(d)
This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.
(e)
The parties hereto hereby agree that (i) on the Effective Date all outstanding Eurodollar Rate Loans (as defined in the Credit Agreement immediately before giving effect to this Agreement (the “Existing Credit Agreement”)) shall be converted into SOFR Loans having an Interest Period of one month from the Effective Date. Each Lender party hereto hereby waives its right to receive any amount owing to such Lender by the Borrower pursuant to Section 3.05 of the Existing Credit Agreement solely with respect to the conversion effected pursuant to this Section 6(e). In addition, each Lender hereby waives at least three (3) Business Days’ advance notice of a conversion solely with respect to the conversion effected pursuant to this Section 6(e).
Section 7.
Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or other electronic imaging means, and all such signatures shall be effective as originals.

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Section 8.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 9.
Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable Legal Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 10.
Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York; provided that, the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender shall retain all rights arising under applicable federal law.
Section 11.
ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized effective as of the Effective Date.

BORROWER:

PATTERSON-UTI ENERGY, INC.

By:	/s/ C. Andrew Smith
Name:	C. Andrew Smith
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ADMINISTRATIVE AGENT/LENDER/L/C ISSUER/SWING LINE LENDER/LENDERS:

WELLS FARGO BANK, N.A.,
as the Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Michael Janak
Name:	Michael Janek
Title:	Managing Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,

as a Lender and an L/C Issuer

By:	/s/ Joe Lattanzi
Name:	Joe Lattanzi
Title:	Managing Director

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

U.S. BANK NATIONAL ASSOCIATION,

as a Lender and an L/C Issuer

By:
Name:
Title:

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ROYAL BANK OF CANADA,

as a Lender

By:	/s/ Michael Sharp
Name:	Michael Sharp
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

BANK OF AMERICA, N.A.,

as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

GOLDMAN SACHS BANK USA,

as a Lender

By:	/s/ Andrew B. Vernon
Name:	Andrew B. Vernon
Title:	Authorized Signatory

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

BOKF, NA DBA BANK OF TEXAS,

as a Lender

By:	/s/ Gary Whitt
Name:	Gary Whitt
Title:	SVP

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

COMERICA BANK,

as a Lender

By:	/s/ Kenneth Foster
Name:	Kenneth Foster
Title:	Vice President - Houston M/M

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement
Patterson-UTI Energy, Inc.

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Initial Applicable Percentage	Maturity Date
Wells Fargo Bank, National Association	$98,333,333.34	16.388888890%	March 27, 2026
The Bank of Nova Scotia, Houston Branch	$98,333,333.33	16.388888888%	March 27, 2026
U.S. Bank National Association	$98,333,333.33	16.388888888%	March 27, 2025
Royal Bank of Canada	$75,000,000.00	12.500000000%	March 27, 2026
Bank of America, N.A.	$50,000,000.00	8.333333333%	March 27, 2024
Goldman Sachs Bank USA	$50,000,000.00	8.333333333%	March 27, 2026
BOKF, NA dba Bank of Texas	$35,000,000.00	5.833333333%	March 27, 2026
Comerica Bank	$35,000,000.00	5.833333333%	March 27, 2026
HSBC Bank USA, National Association	$35,000,000.00	5.833333333%	March 27, 2025
Zions Bancorporation, N.A. dba Amegy Bank	$25,000,000.00	4.166666667%	March 27, 2026
Total	$600,000,000.00	100.000000000%	---

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 27, 2018

~~among~~Among

PATTERSON-UTI ENERGY, INC.,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Administrative Agent,

an L/C Issuer, Swing Line Lender and a Lender,

and

The Other Lenders and L/C Issuers Party Hereto

THE BANK OF NOVA SCOTIA and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents,

Royal Bank of Canada,

as Documentation Agent,

and

WELLS FARGO SECURITIES, LLC,

THE BANK OF NOVA SCOTIA and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Lead Arrangers and Joint Book Runners

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ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~26~~33
1.03	Accounting Terms; Changes in GAAP	~~27~~34
1.04	Rounding	~~28~~34
1.05	Times of Day	~~28~~35
1.06	Letter of Credit Amounts	~~28~~35
1.07	Responsible Officer	~~28~~35
1.08	Foreign Currencies	~~28~~35
1.09	Rates	~~30~~37
1.10	Divisions	37

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	~~30~~38

2.01	The Revolving Credit Borrowings	~~30~~38
2.02	Borrowings, Conversions and Continuations of Loans	~~31~~38
2.03	Letters of Credit	~~32~~40
2.04	Voluntary Prepayments	~~42~~50
2.05	Mandatory Prepayments	~~43~~50
2.06	Termination or Reduction of Commitments	~~43~~50
2.07	Repayment of Loans	~~44~~51
2.08	Interest	~~44~~51
2.09	Fees	~~45~~52
2.10	Computation of Interest and Fees	~~46~~53
2.11	Evidence of Debt	~~46~~53
2.12	Payments Generally; Administrative Agent's Clawback	~~46~~54
2.13	Sharing of Payments by Lenders	~~48~~55
2.14	Increase in Revolving Credit Facility	~~49~~56
2.15	Swing Line Loans	~~50~~57
2.16	Defaulting Lenders	~~53~~61
2.17	Extension of Maturity Date	~~55~~63

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	~~57~~65

3.01	Taxes	~~57~~65
3.02	Illegality	~~61~~68
3.03	Inability to Determine Rates	~~62~~69
3.04	Increased Costs~~; Reserves on Eurodollar Rate Loans 63~~	70
3.05	Compensation for Losses	~~64~~74
3.06	Mitigation Obligations; Replacement of Lenders	~~65~~74
3.07	Survival	~~65~~75

ARTICLE IV	CONDITIONS PRECEDENT	~~65~~75

~~HOUSTON\2254402.7~~

(continued)

Page

4.01	Conditions of Effectiveness	~~65~~75
4.02	Conditions to all Credit Extensions	~~67~~77

ARTICLE V	REPRESENTATIONS AND WARRANTIES	~~68~~77

5.01	Existence, Qualification and Power; Compliance with Laws	~~68~~77
5.02	Authorization; No Contravention	~~68~~78
5.03	Governmental Authorization; Other Consents	~~69~~78
5.04	Binding Effect	~~69~~78
5.05	Financial Statements; No Material Adverse Effect	~~69~~78
5.06	Litigation	~~69~~79
5.07	No Default	~~70~~79
5.08	Ownership of Property; Liens	~~70~~79
5.09	Environmental Compliance	~~70~~79
5.10	Insurance	~~70~~79
5.11	Taxes	~~70~~79
5.12	ERISA Compliance	~~70~~80
5.13	Subsidiaries; Equity Interests	~~71~~80
5.14	Margin Regulations; Investment Company Act	~~71~~80
5.15	Disclosure	~~71~~81
5.16	Compliance with Laws	~~72~~81
5.17	OFAC; FCPA	~~72~~81

ARTICLE VI	AFFIRMATIVE COVENANTS	~~72~~82

6.01	Financial Statements	~~73~~82
6.02	Certificates; Other Information	~~73~~83
6.03	Notices	~~74~~83
6.04	Payment of Obligations	~~74~~84
6.05	Preservation of Existence, Etc	~~75~~84
6.06	Maintenance of Properties	~~75~~84
6.07	Maintenance of Insurance	~~75~~84
6.08	Compliance with Laws	~~75~~84
6.09	Books and Records	~~75~~85
6.10	Inspection Rights	~~76~~85
6.11	Use of Proceeds	~~76~~85
6.12	FCPA Policies and Procedures	~~76~~85
6.13	Post-Closing Covenant	~~76~~85

ARTICLE VII	NEGATIVE COVENANTS	~~77~~86

7.01	Liens	~~77~~86
7.02	[Reserved]	~~79~~88
7.03	Indebtedness of Subsidiaries	~~79~~88

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(continued)

Page

7.04	Fundamental Changes	~~79~~88
7.05	Hedging Agreements	~~79~~88
7.06	Change in Nature of Business	~~79~~88
7.07	Transactions with Affiliates	~~79~~88
7.08	Burdensome Agreements	~~79~~89
7.09	Use of Proceeds	~~80~~89
7.10	Financial Covenant	~~80~~89
7.11	Restricted Payments	~~80~~89

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	~~81~~90

8.01	Events of Default	~~81~~90
8.02	Remedies Upon Event of Default	~~83~~92
8.03	Application of Funds	~~83~~92
8.04	Currency Conversion After Maturity	~~84~~93

ARTICLE IX	ADMINISTRATIVE AGENT	~~84~~93

9.01	Appointment and Authority	~~84~~93
9.02	Rights as a Lender	~~85~~94
9.03	Exculpatory Provisions	~~85~~94
9.04	Reliance by Administrative Agent	~~86~~95
9.05	Delegation of Duties	~~86~~95
9.06	Resignation of Administrative Agent	~~86~~95
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~87~~96
9.08	No Other Duties, Etc	~~87~~96
9.09	Administrative Agent May File Proofs of Claim	~~88~~96
9.10	Guaranty Matters	~~88~~97
9.11	Certain ERISA Matters	~~89~~98
9.12	Erroneous Payments	100

ARTICLE X	MISCELLANEOUS	~~91~~101

10.01	Amendments, Etc	~~91~~101
10.02	Notices; Effectiveness; Electronic Communication	~~93~~103
10.03	No Waiver; Cumulative Remedies	~~94~~105
10.04	Expenses; Indemnity; Damage Waiver	~~94~~105
10.05	Payments Set Aside	~~96~~107
10.06	Successors and Assigns	~~97~~107
10.07	Treatment of Certain Information; Confidentiality	~~102~~112
10.08	Right of Setoff	~~103~~113
10.09	Interest Rate Limitation	~~103~~114
10.10	Counterparts; Integration; Effectiveness	~~104~~114
10.11	Survival of Representations and Warranties	~~104~~115

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(continued)

Page

10.12	Severability	~~104~~115
10.13	Defaulting Lenders	~~104~~115
10.14	Governing Law; Jurisdiction; Etc	~~107~~117
10.15	Waiver of Jury Trial	~~108~~118
10.16	USA PATRIOT Act Notice	~~108~~118
10.17	ENTIRE AGREEMENT	~~108~~118
10.18	Amendment and Restatement; Release of Guaranties	~~108~~118
10.19	No Advisory or Fiduciary Responsibility	~~109~~119
10.20	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~110~~120
10.21	Acknowledgement Regarding Any Supported QFCs	121

SIGNATURES S-1

SCHEDULES

1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries; Other Equity Investments
7.01	Existing Liens
10.02	Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

Form of
A	Loan Notice
B	Revolving Credit Note
C	Compliance Certificate
D	Assignment and Assumption
E	Guaranty
F	[Reserved]
G	Swing Line Loan Notice
H	Prepayment Notice
I-1	Form of U.S. Tax Compliance Certificate
I-2	Form of U.S. Tax Compliance Certificate
I-3	Form of U.S. Tax Compliance Certificate
I-4	Form of U.S. Tax Compliance Certificate

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 27, 2018 among PATTERSON-UTI ENERGY, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent, Swing Line Lender, an L/C Issuer and a Lender.

The Borrower entered into that certain Credit Agreement dated as of September 27, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, Wells Fargo Bank, National Association as administrative agent and the financial institutions from time to time party thereto as lender and letter of credit issuer.

The Borrower has requested that the Lenders and letter of credit issuers amend and restate the Existing Credit Agreement to provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE i

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent's Office” means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time provide to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currency” means (a) Dollars and (b) subject to Section 1.08, as to any L/C Issuer, any other Eligible Currency approved by such L/C Issuer and set in accordance with Section 1.08.

“Agreement” means this Amended and Restated Credit Agreement, as the same may hereafter be renewed, extended, amended or restated or otherwise modified from time to time.

“Amendment No. 2” means that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 27, 2020, by and among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 3” means that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 7, 2022, by and among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Anti-Corruption Laws” has the meaning specified in Section 5.17(b).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender's Commitment at such time. If the commitment of each Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Lender in respect of Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time with respect to any ~~Eurodollar Rate~~SOFR Loans, Base Rate Loans, Commitment Fees and Letter of Credit Fees (except as otherwise provided below), the following percentages based upon the ratings by S&P and Moody’s, respectively, applicable on such date to the Debt Rating:

Level	S&P/Moody’s Ratings	~~Eurodollar Rate~~SOFR Loans	Base Rate Loans	Commitment Fee
I	≥ A-/A3	1.00%	0.00%	0.100%
II	BBB+/Baa1	1.25%	0.25%	0.150%
III*	BBB/Baa2	1.50%	0.50%	0.200%
IV	BBB-/Baa3	1.75%	0.75%	0.250%
V	< BB+/Ba1	2.00%	1.00%	0.300%

For purposes of the foregoing, (a) if a Debt Rating is issued by each of S&P and Moody’s and such Debt Ratings do not fall at the same Level, then the higher of such Debt Ratings shall apply (with the Debt Rating for Level I being the highest and the Debt Rating for Level V being the lowest), unless there is a split in Debt Ratings of more than one Level, in which case the Level immediately below the higher of such Debt Ratings shall be used; (b) if either Moody’s or S&P (but not both) shall have in effect a Debt Rating, then the Level shall be determined by the Debt Rating issued by either Moody’s or S&P, as the case may be; (c) if neither Moody’s nor S&P shall have in effect a Debt Rating (other than by reason of the circumstances referred to in clause (d) of this paragraph), then the Level shall be deemed to be Level V; and (d) if the rating system of Moody’s or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Rates shall be determined by reference to the Level most recently in effect prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC (or each successor thereto), The Bank of Nova Scotia (or each successor thereto), and U.S. Bank National Association (or each successor thereto), in their respective capacities as co-lead arrangers and joint book runners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Auto-Extension Letter of Credit” has the meaning set forth therefor in Section 2.03(b)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Facility pursuant to Section 2.06(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the ~~Daily One Month LIBOR~~Prime Rate, and (c) the Adjusted Term SOFR for a one-month tenor in effect on such day plus one percent (1.00%)~~, and (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate”~~; provided that, if the applicable interest rate as determined under any of the preceding provisions of this definition is less than 0%, then “Base Rate” shall be deemed to be equal to 0% for such determination. ~~The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo~~Each change in the Base Rate shall take effect ~~at the opening of business on the day specified in the public announcement of such change.~~simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable).

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~Eurodollar Rate~~the then-current Benchmark with an Unadjusted Benchmark Replacement ~~Rate~~ for ~~each~~any applicable ~~Interest Period~~Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement ~~Rate~~ by the Relevant Governmental Body and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement ~~Rate~~ for ~~U.S. dollar-denominated~~Dollar-denominated syndicated credit facilities ~~at such time~~.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Replacement Rate, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Replacement Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of a Replacement Rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to ~~Eurodollar Rate~~the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of ~~Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~Eurodollar Rate; and~~all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to ~~Eurodollar Rate~~the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of ~~Eurodollar Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of ~~Eurodollar Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve ~~System~~Bank of New York, an insolvency official with jurisdiction over the administrator for ~~Eurodollar Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~Eurodollar Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~Eurodollar Rate~~such Benchmark (or such component), in each case, which states that the administrator of ~~Eurodollar Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~Eurodollar Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~Eurodollar Rate~~any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of ~~Eurodollar Rate announcing that Eurodollar Rate is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means ~~(a)~~, in the case of a Benchmark Transition Event, the earlier of (~~i~~a) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~.

“Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Eurodollar Rate and solely to the extent that Eurodollar Rate has not been replaced with a Replacement Rate,~~ the period (~~a~~if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement ~~Rate~~ has replaced ~~Eurodollar Rate~~the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(~~b~~c)(i) and (~~b~~y) ending at the time that a Benchmark Replacement ~~Rate~~ has replaced ~~Eurodollar Rate~~the then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 3.03(~~b~~c)(i).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located ~~and, if such day relates to any Eurodollar Rate Loan, means, in addition, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market~~.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, for purposes of this Agreement and to the extent permitted by applicable Laws, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Covered Party” has the meaning assigned to such term in Section 10.21(a).

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including Article 2. The aggregate amount of the Commitments on the date hereof is $600,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Computation Date” means (a) if any Foreign Currency L/C is issued or deemed issued on the Closing Date, the Closing Date and (b) so long as any Foreign Currency L/C issued or deemed issued hereunder is outstanding, (i) the first Business Day of each week, (ii) the date a draw is funded on any Foreign Currency L/C, (iii) the date of any proposed Borrowing or proposed issuance or increase of a Foreign Currency L/C, (iv) the date of any increase or reduction of Commitments, and (v) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes

“Consenting Lender” has the meaning set forth in Section 2.17(b).

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes (including state franchise Taxes based on income or similar Taxes based on income) payable by the Borrower and its Subsidiaries for such period, (iii) depreciation, depletion, amortization and impairment expense, (iv) non-recurring transaction costs and expenses incurred during such period in connection with an acquisition; provided that the aggregate amount of such costs and expenses under this clause (iv) shall not exceed $75,000,000 in any four fiscal quarter period, and (v) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for such period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters, if the Borrower or any Subsidiary has had a material acquisition or disposition during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such material acquisition or disposition had occurred on the first day of such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, excluding (a) Indebtedness of the type described in clauses (b) (so long as such amounts in such clause are contingent obligations), (c) and (g) of the definition of Indebtedness and (b) Guarantees in respect of Indebtedness described in the foregoing clause (a).

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity of the Borrower and its Subsidiaries on that date.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of the Borrower and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of the Borrower and its Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of the Borrower and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of the Borrower and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP (which calculation shall give pro forma effect to any acquisition by or disposition of assets of the Borrower or any of its Subsidiaries involving the payment or receipt by the Borrower or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $25,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily One Month ~~LIBOR~~SOFR” means, for any day, the rate per annum equal to the ~~Eurodollar Rate~~Adjusted Term SOFR then in effect for delivery for a ~~one month~~one-month period.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s senior, unsecured, non-credit enhanced, long-term Indebtedness for borrowed money.

“Debt to Capitalization Ratio” means the ratio of Consolidated Funded Indebtedness to Total Capital.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a ~~Eurodollar Rate~~SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to the second paragraph of Section 10.13(a), any Lender that (a) has failed to (i) (except, with regards to the funding of Swing Line Loan, the Swing Line Lender) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) (except, with regards to the funding of Swing Line Loans, the Swing Line Lender) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) (except, with regards to the funding of Swing Line Loans, the Swing Line Lender) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower and the continued effectiveness of such confirmation), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) has taken any action in furtherance of, or indicated its consent to approval of, or acquiescence in, any such proceeding or for any such appointment or (iv) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error. With respect to the Administrative Agent, a Lender shall be deemed to be a Defaulting Lender only upon the delivery of written notice of the Administrative Agent’s determination as to a Defaulting Lender to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency,

the equivalent amount thereof in Dollars as determined by the Administrative Agent, at such time on the basis of the Exchange Rate (determined as of the most recent Computation Date).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“Early Opt-in Election” means the occurrence of:~~

~~(a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Eurodollar Rate, and~~

~~(b)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) an L/C Issuer and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries and (y) with respect to the foregoing clause (d), the Borrower shall be deemed to have approved such assignee unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.

“Eligible Currency” means any Foreign Currency provided that: (a) quotes for loans in such currency are available in the London or other applicable offshore interbank deposit market; (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no approval of a Governmental Authority in the country of issue of such currency is required to permit use of such currency by any Lender or L/C Issuer for making loans or issuing letters of credit, or honoring drafts presented under letters of credit in such currency, and (d) there is no restriction or prohibition under any applicable legal requirements against the use of such currency for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete withdrawal (within the meaning of Section 4203 of ERISA) or partial withdrawal (within the meaning of Section 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt by the Borrower or an ERISA Affiliate of notice that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, receipt by the Borrower or an ERISA Affiliate of notice or the termination or a Multiemployer Plan under Section 4041A of ERISA, or receipt by the Borrower or an ERISA Affiliate of notice of the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) receipt by the Borrower or an ERISA Affiliate of notice of a determination by the PBGC that an event has occurred or a condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned thereto in Section 9.12(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.03(b), (a) for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period; provided that, if, for any reason, such rate is not so published then “Eurodollar Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and (b) for any interest rate calculation with respect to a Daily One Month LIBOR only, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to one month (commencing on the date that is two Business Days after the date of determination) as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day; provided that, if, for any reason, such rate is not so published then “Daily One Month LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the Administrative Agent of Eurodollar Rate or Daily One Month LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) neither the Eurodollar Rate nor the Daily One Month LIBOR (including, without limitation, any Replacement Rate with respect thereto) shall for any purpose be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Replacement Rate with respect to Eurodollar Rate is implemented, then all references herein to the Eurodollar Rate shall be deemed references to such Replacement Rate (including the corresponding rate that would apply for the Daily One Month LIBOR determination).~~

~~“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.~~

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency; provided further that, as to Letters of Credit, the Administrative Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a Foreign Currency.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those certain Letters of Credit that are outstanding on the Closing Date and that are listed on Schedule 1.01.

“Extension Maturity Date” has the meaning set forth in Section 2.17(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the rate most recently published; provided further that the Federal Funds Rate shall not be less than zero.

“Fee Letters” means (a) the letter agreement, dated February 27, 2018, among the Borrower, Wells Fargo Bank and Wells Fargo Securities, LLC, (b) the letter agreement, dated February 27, 2018, between the Borrower and The Bank of Nova Scotia, ~~and~~ (c) the letter agreement, dated February 27, 2018 between the Borrower and U.S. Bank National Association, and (d) the letter agreement, dated October 17, 2022, among the Borrower, Wells Fargo Bank and Wells Fargo Securities, LLC.

“Floor” means a rate of interest equal to 0%.

“Foreign Currency” means any currency other than Dollars.

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Exchange Rate (determined as of the most recent Computation Date).

“Foreign Currency L/C” means any Letter of Credit issued or deemed issued hereunder which is denominated in any Foreign Currency.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary (other than a Domestic Subsidiary) that is treated as a controlled foreign corporation under Section 957 of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.06(g).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in the Guaranty.

“Guarantor” means any Subsidiary of the Borrower executing a Guaranty; provided, however, that any Person constituting a Guarantor as described in the preceding portion of this definition shall cease to constitute a Guarantor when it is released and discharged from its obligations under the Guaranty pursuant to the terms hereof, or the terms of the applicable Guaranty.

“Guarantor Trigger Date” means the earlier of (a) the date on which the Administrative Agent receives the certificate referred to in Section 6.13(a) and (b) the date on which the Borrower and the Subsidiaries have complied with Section 6.13(b).

“Guaranty” means any Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit E, and such additional guaranty agreements Guaranteeing the Obligations as may hereafter be executed.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Hydrocarbon Interests” means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon Interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Illegality Notice” has the meaning assigned thereto in Section 3.03(b).

“Immaterial Subsidiary” means, at any time, each Subsidiary, the Net Tangible Assets of which do not represent 5% or more of Consolidated Net Tangible Assets for the period of four fiscal quarters most recently ended.

“Increase Effective Date” has the meaning set forth in Section 2.14(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) (i) reimbursement obligations of such Person in respect of letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; and (ii) contingent obligations of such Person in respect of letters of credit

(including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable to a Person in the United States or Canada in the ordinary course of business and, in each case, not past due for more than 60 days, and (ii) trade accounts payable to a Person in a country other than the United States or Canada in the ordinary course of business and, in each case, not past due for more than 120 days); and

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases;

(g) Off-Balance Sheet Liabilities;

(h) obligations in respect of a forward sale of production for which such Person has received payment in advance other than on ordinary trade terms;

(i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, on a date certain and not subject to any contingencies, or at the option of the holder of such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(j) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of the Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~Eurodollar Rate~~SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each ~~Eurodollar Rate~~SOFR Loan, the period commencing on the date such ~~Eurodollar Rate~~SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar Rate~~SOFR Loan and ending on the date that is one ~~week or one, two~~, three~~,~~ or six~~, or, if available to all Lenders, twelve~~ months thereafter, in each case as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the latest Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower or in favor of an L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) each of Wells Fargo, The Bank of Nova Scotia, and U.S. Bank National Association, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and (b) Bank of America, N.A. solely for purposes of the Existing Letter of Credit issued by it.

“L/C Obligations” means, as at any date of determination, the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lender Interest Rate Swap Contract” has the meaning set forth in the Guaranty.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time designate by notice to the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued or deemed issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a standby letter of credit or a commercial letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is not later than six months after the latest Maturity Date or, if such day is not a Business Day, the next preceding Business Day.

“Letter of Credit Fee” has the meaning specified in Section 2.03(j).

“Letter of Credit Sublimit” means an amount equal to $~~150,000,000~~100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, any AutoBorrow Agreement, and any Guaranty.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor, if any.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties collectively to perform their payment or other material obligations under any Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against a Guarantor of any Loan Document to which it is a party if such material adverse effect constitutes a material adverse effect on the legality, validity, binding effect or enforceability of the Loan Documents against the Borrower and the Guarantors considered as a whole.

“Material Subsidiary” means a Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” means the earlier of (a)~~(i)~~ with respect to ~~the Lenders who did not extend their respective Commitments pursuant to Amendment No. 2, March 27, 2024 and (ii) with respect to the Lenders who extended their respective Commitments pursuant to Amendment No. 2, March 27, 2025, in each case as such day may be extended pursuant to Section 2.17~~each Lender, the maturity date as indicated on Schedule 2.01, as amended by Amendment No. 3, and (b) the earlier termination in whole of the Commitments pursuant to Section 2.06(a) or Section 8.02.

“Maximum Rate” has the meaning set forth in Section 10.09.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances which is required under Section 2.03(h), an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances which is required under Section 2.03(g) or Section 8.02(c), an amount equal to 102% of the then Outstanding Amount of all L/C Obligations and (iii) otherwise, an amount determined by the Administrative Agent, the L/C Issuers and the Borrower in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which the Borrower or any ERISA Affiliate may have any liability, contingent or otherwise.

“Net Tangible Assets” means, on any date, with respect to any Subsidiary, the aggregate amount of assets (less applicable accumulated depreciation, depletion and amortization and other reserves and other properly deductible items) of such Subsidiary, minus (a) all current liabilities of such Subsidiary (excluding current maturities of long-term debt) and (b) all goodwill of such Subsidiary, all determined in accordance with GAAP.

“Non-Consenting Lender” has the meaning set forth in Section 2.17(b).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b).

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Guarantor.

“Note” means a Revolving Credit Note or the Swing Line Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit and any Guaranteed Obligations arising under Lender Interest Rate Swap Contracts, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means The Office of Foreign Assets Control, United States Department of Treasury.

“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred provided that such investment is ultimately due for repayment at some date certain, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) any Synthetic Lease Obligation; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for Tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide Tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Oil and Gas Agreements” means operating agreements, processing agreements, farm-out and farm-in agreements, development agreements, area of mutual interest agreements, contracts for the gathering and/or transportation of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, joint venture agreements, participation agreements, surface use agreements, service contracts, leases and subleases of Oil and Gas Properties or other similar agreements which are customary in the oil and gas business, howsoever designated, in each case made or entered into in the ordinary course of the oil and gas business as conducted by the Borrower and its Subsidiaries.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Property now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; and (f) all tenements, hereditaments, appurtenances and property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and any and all property, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning set forth in Section 10.16.

“Payment Recipient” has the meaning assigned thereto in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, with respect to which the Borrower or any ERISA Affiliate, may have any liability, contingent or otherwise.

“Performance Letter of Credit” means any Letter of Credit that represents an irrevocable obligation to the beneficiary on the part of the applicable L/C Issuer to make payment on account of any default by the Borrower or other account party in the performance of a non-financial or commercial obligation.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Present Maturity Date” has the meaning set forth in Section 2.17(b).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Priority Debt” means, without duplication, (a) Indebtedness of Non-Guarantor Subsidiaries (other than Indebtedness permitted under Sections 7.03(a) – (c)) and (b) Indebtedness secured by Liens pursuant to Section 7.01(m).

“Pro Forma Debt Service Coverage Ratio” means, with respect to any Restricted Payment to be made in any fiscal quarter (the “Test Quarter”), the ratio of (a) Consolidated EBITDA for the four-fiscal quarter period ended immediately prior to such Test Quarter and for which a Compliance Certificate has been delivered under Section 6.02(b), to (b) the sum of (i) Consolidated Interest Charges for such four-fiscal quarter period plus (ii) all Restricted Payments (other than those constituting dividends) made or to be made in such Test Quarter plus (iii) all Restricted Payments constituting dividends made or to be made in such Test Quarter multiplied by four. For the avoidance of doubt, only Restricted Payments constituting dividends in subclause (iii) of this definition shall be multiplied by four for purposes of calculating the Pro Forma Debt Service Coverage Ratio.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC Credit Support” has the meaning assigned to such term in Section 10.21.

“Recipient” means (a) other than as to Section 3.04(a), the Administrative Agent, (b) any Lender and (c) any L/C Issuer, as applicable.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

~~“Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Replacement Rate as so determined would be less than zero, the Replacement Rate will be deemed to be zero for the purposes of this Agreement.~~

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, and (d) if an AutoBorrow Agreement is in effect, any notice required under such AutoBorrow Agreement.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party.

“Restricted Payment” has the meaning set forth in Section 7.11.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of ~~Eurodollar Rate~~SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders' Commitments at such time, or the facility provided pursuant to Section 2.01, as the context may require.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit B.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website~~as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR.

“SPC” has the meaning specified in Section 10.06(g).

“Sanctions” has the meaning specified in Section 5.17(a).

“Solvent” means, as to any Person, on the date of any determinations, that on such date the fair value of the property of such Person, exclusive of property transferred, concealed or removed with intent to hinder, delay or defraud such entity's creditors and property that may be exempted from property of a bankruptcy estate pursuant to Section 522 of the Bankruptcy Code of 1978, as amended, is greater than the total amount of the probable liability of the debts of such Person. The determination of “Solvent” may include considerations, determinations and assumptions that are reasonable for such conclusion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning assigned to such term in Section 10.21.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.15, or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Lender” means Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.15(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.15(b), which, if in writing, shall be substantially in the form of Exhibit G, or if an AutoBorrow Agreement is in effect, such other form as may be required therein.

“Swing Line Note” means the promissory note made by the Borrower payable to the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Loans in form acceptable to the Swing Line Lender.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender and (iii) the Maturity Date applicable to the Lender that is the Swing Line Lender for the Revolving Credit Facility, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Maturity Date applicable to the Lender that is the Swing Line Lender for the Revolving Credit Facility.

“Swing Line Sublimit” means, at any time, an amount equal to ~~$20,000,000~~the lesser of (a) $50,000,000 and (b) the unused portion of the Commitment of Wells Fargo at such time. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or Tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Threshold Amount” means $100,000,000.

“Total Capital” means, at any time, the sum of (a) Consolidated Funded Indebtedness at such time and (b) Consolidated Net Worth as of the last day of the most recently ended fiscal quarter of the Borrower.

“Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a ~~Eurodollar Rate~~SOFR Loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02(a) and 2.04(a), in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States person” as defined Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 10.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement ~~Rate~~” means the applicable Benchmark Replacement ~~Rate~~ excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA as of the most recently completed fiscal year of the Pension Plan, over the current value of that Pension Plan's assets as of the most recently completed fiscal year of the Pension Plan, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale, disposition, or similar term, as applicable, to, of, or with a separate Person. Any series of limited liability company, limited partnership or trust and any entity surviving or resulting from the division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each series of a limited liability company or entity surviving or resulting from the division of any limited liability company that is a Subsidiary, joint venture, or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms; Changes in GAAP.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including calculations for purposes of determining (i) the Applicable Rate, (ii) compliance with the covenants set forth in Sections 7.01, 7.03, 7.04 and 7.10 and (iii) the relevant definitions used with respect to the provisions referred to in the preceding clauses (i) and (ii)) required to be submitted pursuant to this Agreement shall be calculated and prepared in conformity with, GAAP in effect as of the Closing Date and applied on a consistent basis with that used in preparing the Audited Financial Statements except as provided in Section 1.03(b) or as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP or in the application thereof would affect the computation of any financial ratio or requirement, or the operation of any other provision, set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement or provision to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, regardless of whether any such request is made before or after such change in GAAP or in the application thereof, (i) such ratio or requirement or provision shall continue to be computed or interpreted in accordance with GAAP as in effect immediately prior to such change becoming effective (including, GAAP in effect as of the Closing Date until the first such amendment is made) and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All financial covenants, ratios and other calculations shall be calculated without giving effect to the lease accounting standards issued by Financial Accounting Standards Board in February 2016 with respect to accounting for leasing transactions.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (for purposes of clarity, it is understood by the parties that in the case of a Letter of Credit which is issued in an initial face amount and is subsequently drawn, the “stated amount” shall mean the remaining amount available to be drawn); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

1.08 Foreign Currencies.

(a) Exchange Rates; Currency Equivalents.

(i) On each Computation Date, the Administrative Agent shall determine the Exchange Rate with respect to each Foreign Currency in which any of the then outstanding Obligations or any of the then outstanding Foreign Currency L/Cs are denominated, as of such Computation Date and notify the L/C Issuer and the Borrower in writing of the effective Exchange Rate with respect to such Foreign Currency. The Exchange Rate with respect to such Foreign Currency so determined shall become effective as of such Computation Date and shall remain effective until the next succeeding Computation Date. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(ii) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be, with respect to such Foreign Currency L/C, the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(b) Agreed Currencies.

(i) The Borrower may from time to time request that Letters of Credit be issued in any Agreed Currency. The issuance, increase or extension of any Foreign Currency L/C (other than those denominated in an Agreed Currency) shall be subject to the approval of the applicable the L/C Issuer.

(ii) The Borrower may request that an L/C Issuer designate any Eligible Currency as an Agreed Currency and such request shall be made to such L/C Issuer, with a copy to the Administrative Agent, not later than 11:00 a.m., five (5) Business Days prior to the date of any desired issuance of a Letter of Credit in any such Eligible Currency (or such other time or date as may be agreed by such L/C Issuer in its sole discretion). The L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., three (3) Business Days (or such other time or date as may be reasonably agreed by the Administrative Agent in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to designate such Eligible Currency as an Agreed Currency.

(iii) Any failure by an L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the applicable L/C Issuer consents to such designation of the requested Eligible Currency as an Agreed Currency, such L/C Issuer shall so notify the Borrower and the Administrative Agent and such currency shall thereupon be deemed for all purposes to be an Agreed Currency for such L/C Issuer hereunder for purposes of any Letter of Credit issuances by such L/C Issuer.

(iv) If, after the designation of any Foreign Currency as an Agreed Currency for any L/C Issuer (including any designation thereof on the date hereof and any other designations made pursuant to this Section 1.08(b)), (A) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (B) such currency, in the reasonable determination of the Administrative Agent or the applicable L/C Issuer, no longer qualifies as an “Eligible Currency”, (C) in the reasonable determination of the Administrative Agent, a Dollar Equivalent of such currency is not readily calculable, the Administrative Agent shall promptly notify the Borrower the L/C Issuers, and such currency shall no longer be an Agreed Currency for any L/C Issuer until such time as the Administrative Agent and all applicable L/C Issuers agree to reinstate such currency as an Agreed Currency, or (D) in the reasonable determination of any L/C Issuer, a Dollar Equivalent of such currency is not readily calculable, such L/C Issuer shall promptly notify the Borrower and the Administrative Agent, and such currency shall no longer be an Agreed Currency for such L/C Issuer until such time as the Administrative Agent and the L/C Issuers, as provided herein, agree to reinstate such currency as an Agreed Currency for such L/C Issuer.

(c) Change of Currency.

(i) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London or applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(ii) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(iii) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.09 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “Eurodollar Rate” or~~thereof, or with respect to any ~~rate that is an~~ alternative, successor or replacement ~~for or successor to any such rate~~rate thereto (including~~, without limitation, any Replacement Rate) or the effect of any of the foregoing, or of~~ any Benchmark Replacement ~~Conforming Changes.~~), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE iI

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or ~~Eurodollar Rate~~SOFR Loans, as further provided herein

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurodollar Rate~~SOFR Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans or of any conversion of ~~Eurodollar Rate~~SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of ~~Eurodollar Rate~~SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar Rate~~SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar Rate~~SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a ~~Eurodollar Rate~~SOFR Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify, on the same day that the request is received from the Borrower, each Lender of the amount of its Applicable Percentage under the Revolving Credit Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Applicable Percentage of the Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a ~~Eurodollar Rate~~SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar Rate~~SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~Eurodollar Rate~~SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar Rate~~SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in ~~Wells Fargo's prime rate~~the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Loans.

(f) If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each of the L/C Issuers agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the day that is seven days prior to the latest Maturity Date for the Revolving Credit Facility then in effect, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (1) the Total Outstandings shall not exceed the Revolving Credit Facility, (2) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender's Commitment, (3) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (4) the Outstanding Amount of the L/C Obligations related to Letters of Credit issued by Wells Fargo shall not exceed $~~50,000,000~~33,333,334, (5) the Outstanding Amount of the L/C Obligations related to Letters of Credit issued by The Bank of Nova Scotia shall not exceed $~~50,000,000~~33,333,333, and (6) the Outstanding Amount of the L/C Obligations related to Letters of Credit issued by U.S. Bank National Association shall not exceed $~~50,000,000~~33,333,333. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit, if, subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would (excluding automatic extensions in the applicable Letter of Credit, which extensions are subject to annual cancellation in accordance with the terms of an Auto-Extension Letter of Credit) occur after the Letter of Credit Expiration Date.

(iii) No L/C Issuer shall be under any obligation to issue, renew, extend, or increase any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which an L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

(C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

(D) such Letter of Credit is to be denominated in a currency other than an Agreed Currency; or

(E) any Lender is at such time a Defaulting Lender hereunder, unless either (1) the Borrower has delivered to the Administrative Agent Cash Collateral in an amount equal to each L/C Issuer’s Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any other Cash Collateral then held) with respect to the Defaulting Lender or (2) such L/C Issuer has otherwise entered into arrangements satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender, in either case, arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure, as it may elect in its sole discretion.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative

Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than (i) 10:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment of a Letter of Credit denominated in a Foreign Currency and (ii) 10:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment of a Letter of Credit denominated in Dollars, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is to be denominated in Dollars or a Foreign Currency, and if so, which Foreign Currency; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C

Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit (including, for the avoidance of doubt, the deemed issuance of any Existing Letter of Credit), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, such L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, such L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, such L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to such drawing and in the currency made by such L/C Issuer. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar Equivalent of the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Dollar Equivalent of the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the binding effect of such notice. Notwithstanding the foregoing, if, after the issuance of any Letter of Credit denominated in a Foreign Currency, such currency ceases to be an Agreed Currency as provided in the definition of Agreed Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due (either directly by the Borrower or through a deemed borrowing under clause (iii) below) in Dollars in an amount equal to the Dollar Equivalent of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of such L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 Noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to such L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from such L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse an L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of an L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be presumed correct absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), an L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, an L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Within three (3) Business Days following the written request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of seven days prior to the latest Maturity Date for the Revolving Credit Facility then in effect, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to the Minimum Collateral Amount. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for the L/C Obligations, either (A) cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers (which documents are hereby consented to by the Lenders) or (B) one or more letters of credit issued by financial institutions having the same or better credit rating as the applicable L/C Issuers in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers (which are hereby consented to by the Lenders) (either of the foregoing, “Cash Collateral”). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Wells Fargo. With respect to Letters of Credit issued in Foreign Currencies, if the Borrower elects to provide Cash Collateral pursuant to clause (A) above, then at the election of the Administrative Agent, the Borrower shall be required to deposit cash with the Administrative Agent in Dollars equal to the Dollar Equivalent of the L/C Obligations and, thereafter, deposit additional cash in Dollars at any time and from time to time as may be reasonably requested by the Administrative Agent in order to protect against the results of exchange rate fluctuations.

(h) Defaulting Lender. At any time that there shall exist a Defaulting Lender, within three (3) Business Days following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral then held) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower and the relevant Defaulting Lender will, within three (3) Business Days following written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral then held). As to a Defaulting Lender, if such Defaulting Lender’s generally applicable policy requirements would prohibit an affirmative obligation to deposit cash collateral for such Defaulting Lender’s obligations, then such Defaulting Lender shall be considered in compliance with the foregoing cash collateral requirement if such Defaulting Lender affirmatively directs payments of amounts as provided in the “third” clause of Section 2.16(a)(ii) below.

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.03 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.03(h) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral.

(i) Applicability of ISP and UCP. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(j) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the

“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate applicable to ~~Eurodollar Rate~~SOFR Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however that with respect to any Performance Letter of Credit, the applicable fee shall be payable at 60% of such Applicable Rate. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate applicable to ~~Eurodollar Rate~~SOFR Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate applicable to ~~Eurodollar Rate~~SOFR Loans (or, in the case of any Performance Letter of Credit, multiplied by 60% of such Applicable Rate) separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(k) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, equal to the greater of (i) 0.125% per annum, computed on the stated amount of such Letter of Credit and (ii) $500.00. Such fronting fee shall be due and payable in arrears on the last day of each March, June, September and December, commencing with the first such day to occur after the Closing Date and on the Maturity Date. For purposes of computing the stated amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit in each case as determined in accordance with such L/C Issuer's fee policy as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l) For purposes of calculating the Letter of Credit Fees and fronting fees and under this Section 2.03, the face amount of each Letter of Credit made in a Foreign Currency shall be at any time the Dollar Equivalent of such Letter of Credit as determined on the most recent Computation Date with respect to such Letter of Credit.

(m) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(n) Letter of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

2.04 Voluntary Prepayments. (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three (3) U.S. Government Securities Business Days prior to any date of prepayment of ~~Eurodollar Rate~~SOFR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of ~~Eurodollar Rate~~SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment, the Type(s) of Loans to be prepaid and shall be substantially in the form of Exhibit H. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion (based on such Lender's Applicable Percentage in respect of the Revolving Credit Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest to the date of prepayment on the amount prepaid, and, in the case of ~~Eurodollar Rate~~SOFR Loans, any additional amounts required pursuant to Section 3.05.

(b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

2.05 Mandatory Prepayments. If for any reason, the Total Outstandings at any time exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05 unless after the prepayment in full of the Revolving Credit Loans the Total Outstandings exceed the Revolving Credit Facility. If an AutoBorrow Agreement is in effect, the Borrower shall make such mandatory prepayments of Swing Line Loans which may be required under such AutoBorrow Agreement.

2.06 Termination or Reduction of Commitments.

(a) The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Commitment under this Section 2.06(a). Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender's Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(b) On the Maturity Date, the Commitments shall automatically terminate in full. All fees in respect of the Revolving Credit Facility accrued until such Maturity Date shall be paid on such Maturity Date to all Lenders.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. On the Maturity Date, the Borrower shall prepay all outstanding Revolving Credit Loans owing to the Lenders.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the Swing Line Payment Date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each ~~Eurodollar Rate~~SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Eurodollar Rate~~Adjusted Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (x) the Base Rate plus the Applicable Rate for the Revolving Credit Facility, or (y) the Daily One Month ~~LIBOR~~SOFR plus the Applicable Rate for the Revolving Credit Facility, as selected by the Borrower for such Swing Line Loan under the applicable Swing Line Loan Notice (and if no such selection is made with respect to a Swing Line Loan, then clause (x) shall apply as to such Swing Line Loan).

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter, so long as such amount remains unpaid, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any Event of Default under Section 8.01(f) with respect to the Borrower occurs and is continuing, then the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Upon the request of the Required Lenders, so long as any Event of Default is continuing (except as set forth in clause (ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(v) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.09 Fees. Except as provided in Section 10.13, in addition to certain fees described in subsections (j) and (k) of Section 2.03:

(a) Commitment Fees.

(i) The Borrower shall pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. For the avoidance of doubt, Swing Line Loans are not deducted from Revolving Credit Facility when calculating the commitment fee under this Section 2.09(a)(i). The commitment fee provided in this clause (i) shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in arrears (1) at the end of each calendar quarter occurring during the Availability Period, commencing with the first such date to occur after the Closing Date, and (2) with respect to the commitment fees owing to the Lenders, on the Maturity Date.

(ii) The commitment fees provided under this Section 2.09(a) shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to the Arrangers, the Administrative Agent and the other parties thereto for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Wells Fargo's “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumed correct and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be presumed correct absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such

Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Loans shall be evidenced by the Swing Line Note.

2.12 Payments Generally; Administrative Agent's Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or an L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be presumed correct, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to ~~Section~~Sections 9.12 or 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under ~~Section~~Sections 9.12 or 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under ~~Section~~Sections 9.12 or 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. Subject to Sections 2.16 and 10.08, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Increase in Revolving Credit Facility.

(a) Request for Increase. Provided no Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the applicable Lenders), the Borrower may from time to time request an increase in the Revolving Credit Facility; provided that (i) after giving effect to all such increases, the Aggregate Commitments of all Lenders under the Revolving Credit Facility shall not at any time exceed $900,000,000, (ii) any such request for an increase shall be in a minimum amount of $10,000,000, or a whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower may make a maximum of three such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period specified in the notice whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (2) no Default exists, (ii) new Revolving Credit Notes to each Lender who requests a Note, to the extent required as a result of the increase in the Revolving Credit Facility and (iii) an opinion of counsel as to the corporate (or partnership or limited liability company) authorization of the Borrower and the Guarantors of the increase, substantively in the form delivered on the Closing Date. The Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.15 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may in its sole and absolute discretion, in reliance upon the agreements of the other Lenders set forth in this Section 2.15, make loans (each such loan and each transfer of funds pursuant to any AutoBorrow Agreement, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding

Amount of the Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof and, if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement, the Borrower may borrow under this Section 2.15, prepay under Section 2.04, and reborrow under this Section 2.15. Each Swing Line Loan shall bear interest at a rate based on (a) the Base Rate or (b) the Daily One Month ~~LIBOR~~SOFR, as elected by the Borrower and specified in the notice required by Section 2.15(b). Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan. If an AutoBorrow Agreement is in effect and any of the terms of this Section 2.15(a) conflict with such AutoBorrow Agreement, the terms of such AutoBorrow Agreement shall govern and control. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Loans and to refinance Swing Line Loans as provided in this Agreement. Borrower shall have the sole right to determine whether a Loan is funded as a Swing Line Loan or as a Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) whether such Swing Line Loan shall bear interest at a rate based on (A) the Base Rate or (B) the Daily One Month ~~LIBOR~~SOFR, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.15(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), or the Borrower at any time in its sole and absolute discretion may request, that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender or the Borrower, as applicable, shall furnish to the other a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.15(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.15(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender or the Borrower as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.15(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.15(c) by the time specified in Section 2.15(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be presumed correct absent manifest error.

(iv) Each Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.15(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.15(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.15 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the Swing Line facility provided herein or in any AutoBorrow Agreement (i) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Loans, and (ii) may be terminated at any time by the Swing Line Lender or Borrower upon written notice by the terminating party to the non-terminating party.

2.16 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is not a Defaulting Lender pursuant to Section 10.13(a), to the extent not prohibited by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Required Lenders and in Sections 10.01 and 10.13(c)(ii).

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08), shall, in lieu of being distributed to such Defaulting Lender pursuant to Section 2.12(a) or such other provision of this Agreement applicable with respect to the distribution thereof, be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer (after giving effect to Section 2.16(a)(iv) and any Cash Collateral then held), to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(h); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, and applied to such Loans in such manner as determined by the Administrative Agent, or, so long as the amount of the Cash Collateral at such time is equal to the Fronting Exposure for all Defaulting Lenders at such time, to substitute for and release to the Borrower on a dollar-for-dollar basis, Cash Collateral previously provided by the Borrower with respect to the applicable Defaulting Lender (subject to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer, and such substituted amounts otherwise satisfying the requirements to constitute Cash Collateral hereunder); fifth, if so determined by the Administrative Agent and the Borrower, to be held in an interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(h); sixth, to the payment of any amounts owing hereunder or any other Loan Document to the Lenders, the L/C Issuers or Swing Line Lender from, or as a result of, any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to hereunder or any other Loan Document to any Loan Party from, or as a result of, any judgment of a court of competent jurisdiction obtained by any Loan Party against, that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, with respect to this clause eighth if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the Revolving Credit Facility without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. With respect to fees not payable to a Defaulting Lender pursuant to Section 10.13(c), the Borrower shall (x) pay to the Administrative Agent for the account of each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Administrative Agent for the account of each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02(b) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of the Revolving Credit Loans of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall,

without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(h).

(b) Rights and Remedies against a Defaulting Lender. The Borrower may replace or remove any Defaulting Lender in accordance with Section 10.13. The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.16, are in addition to, and cumulative of, all other rights and remedies that the Administrative Agent, the Swing Line Lender, any Lender, any L/C Issuer, the Borrower or any other Loan Party may, at any time, have against, or with respect to, such Defaulting Lender.

2.17 Extension of Maturity Date.

(a) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Closing Date, the Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one year extension of the Maturity Date then in effect. This option may be exercised only twice. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Lenders’ responses.

(b) The Maturity Date shall be extended only if the consenting Lenders (the “Consenting Lenders”) constitute Required Lenders. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the anniversary of the Closing Date applicable to such extension request (such extended Maturity Date being the “Extension Maturity Date”). All non-consenting Lenders (“Non-Consenting Lenders”) shall continue to be subject to the Maturity Date in effect prior to the effectiveness of the Extension Maturity Date (such existing Maturity Date being the “Present Maturity Date”). The Borrower shall pay or prepay all Credit Extensions, interest thereon and all other amounts due each Non-Consenting Lender on or before the Present Maturity Date, and, if after giving effect thereto, the Outstanding Amounts exceed the Commitments of the Consenting Lenders the Borrower shall prepay the Borrowings in the amount of such excess, together with all accrued and unpaid interest thereon (or if no Borrowings are then outstanding, Cash Collateralize the L/C Obligations to the extent such L/C Obligations exceed the Commitments of the Consenting Lenders, which Cash Collateral shall be released to the Borrower thereafter to the extent such L/C Obligations are decreased in amount). The Administrative Agent and the Borrower shall promptly confirm to the Lenders such extension and the Extension Maturity Date. As conditions precedent to such extension, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower (i) certifying that such extension is within the Borrower’s corporate authority and has been duly authorized by appropriate governing action and proceedings and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01, and (B) no Default has occurred and is continuing, (ii) the Borrower, each Consenting Lender, and the Administrative Agent shall enter into an agreement, in form and substance reasonably satisfactory to the Administrative Agent, to evidence such extension and (iii) the Borrower shall pay such fees as to be mutually agreed and any expenses due under Section 10.04 as of the date such extension is exercised (or such later date as the Administrative Agent may agree). If the Maturity Date has been extended, then on the Present Maturity Date, each Consenting Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related L/C Obligations, and each Swing Line Loan equal to such Consenting Lender’s Applicable Percentage thereof after giving effect to the departure of the Non-Consenting Lenders and the elimination of their Commitments.

(c) Notwithstanding anything in this Section 2.17 to the contrary, the Maturity Date and the Letter of Credit Expiration Date, as such terms are used in reference to any L/C Issuer or any Letter of Credit issued by such L/C Issuer or in reference to the Swing Line Lender or any Swing Line Loans, may not be extended with respect to any L/C Issuer or the Swing Line Lender without the prior written consent of such L/C Issuer or the Swing Line Lender, as applicable (it being understood and agreed that, in the event any L/C Issuer or the Swing Line Lender, as applicable, shall not have consented to any request for extension of the Maturity Date, (A) such L/C Issuer shall continue to have all the rights and obligations of an L/C Issuer hereunder, and the Swing Line Lender shall continue to have all the rights and obligations of the Swing Line Lender hereunder, in each case through the applicable Present Maturity Date (or the Letter of Credit Expiration Date determined on the basis thereof), and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit or to make any Swing Line Loan, as applicable (but shall continue to be entitled to the benefits of Sections 2.03, 2.15, 3.01, 3.04, and 10.04 as to Letters of Credit issued or Swing Line Loans made prior to such time), and (B) the Borrower shall cause the amount of such L/C Issuer’s L/C Obligations to be zero (unless such Letter of Credit has been cash collateralized in a manner acceptable to the Administrative Agent and such L/C Issuer or other arrangements with respect thereto have been made that are satisfactory to the Administrative Agent and such L/C Issuer) no later than the day on which such L/C Obligations would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Present Maturity Date pursuant to this Section (and, in any event, no later than such Present Maturity Date) and shall repay the principal amount of all outstanding Swing Line Loans, together with any accrued interest thereon, on such Present Maturity Date).

(d) This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(e) The Borrower shall prepay any L/C Advances outstanding on the Present Maturity Date (and pay any additional amounts required pursuant to Section 3.05) or borrow additional amounts to the extent necessary to keep outstanding Revolving Credit Loans ratable with any revised and new Commitment of all Consenting Lenders effective as of the Present Maturity Date.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except for Taxes required to be deducted under by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Failure or delay on the part of any Recipient to demand payment pursuant to this Section shall not constitute a waiver of such Recipient’s right to demand such payment; provided that, no Recipient shall be indemnified for any Indemnified Taxes the demand for which is made to the Borrower later than 180 days after the later of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the

Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or is prohibited by the applicable law of such Lender’s jurisdiction.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this

Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(ii) executed copies of IRS Form W-8ECI (or any successor form);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable law or upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Taxes position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~Eurodollar Rate Loans,~~ or to determine or charge interest rates ~~based upon the Eurodollar~~or fees with respect to any Credit Extension, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make ~~or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans~~, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, ~~upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either~~(A) repay any such Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period ~~therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans~~for each Loan, or on another applicable date with respect to another Obligation, occurring after the Administrative Agent has notified the Borrower or, in each case, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality. Upon any such ~~prepayment~~repayment or conversion, the Borrower shall also pay accrued interest on the amount so ~~prepaid~~repaid or converted.

3.03 Inability to Determine Rates.

(a) Circumstances Affecting ~~Eurodollar Rate~~Benchmark Availability. ~~If the Required Lenders determine that for any reason~~Subject to clause (c) below, in connection with any request for a ~~Eurodollar Rate~~SOFR Loan or a conversion to or continuation thereof or otherwise ~~that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable~~, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ~~determining the Eurodollar for any requested~~ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed ~~Eurodollar Rate Loan, or (c) the Eurodollar for any requested Interest Period with respect to a proposed Eurodollar Rate Loan~~SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of ~~funding such Loan~~making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent ~~will~~shall promptly ~~so notify~~give notice thereof to the Borrower ~~and each Lender. Thereafter, the~~. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make ~~or maintain Eurodollar Rate Loans~~SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (~~upon~~with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~Borrowing of~~borrowing of or conversion to Base Rate Loans in the amount specified therein~~.~~ and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

(b) Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

(c) ~~(b) Effect of~~ Benchmark ~~Transition Event~~Replacement Setting.

(i) Benchmark Replacement ~~Rate~~. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, the Administrative Agent and the Borrower may amend this Agreement to replace ~~Eurodollar Rate with a~~the then-current Benchmark with a Benchmark Replacement ~~Rate~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.~~ No replacement of ~~Eurodollar Rate~~a Benchmark with a Benchmark Replacement ~~Rate~~

pursuant to this Section 3.03(~~b~~c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Rate~~, the Administrative Agent will have the right, in consultation with the Borrower, to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A)  ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B)~~ the implementation of any Benchmark Replacement ~~Rate,~~and (~~C~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes ~~and (D) the commencement or conclusion of any Benchmark Unavailability Period~~in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(~~b~~c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(~~b~~c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) ~~(iv)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a ~~Eurodollar Rate Loan~~borrowing of, conversion to or continuation of ~~Eurodollar Rate~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon ~~Eurodollar Rate~~the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate~~.~~

3.04 Increased Costs~~; Reserves on Eurodollar Rate Loans~~.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Eurodollar) or any other~~or any Recipient;

(ii) subject any Recipient to any Taxes ~~with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Recipient in respect thereof~~ (except for (A) Indemnified Taxes or Other Taxes covered by Section 3.01, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes payable by such Recipient and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Recipient ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~Eurodollar Rate Loans (or Base Rate Loans or Swing Line Loans accruing interest at the Daily One Month LIBOR)~~Loans made by such Recipient or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any ~~Eurodollar Rate~~ Loan (or ~~Base Rate Loans or Swing Line Loans accruing interest at the Daily One Month LIBOR) or~~ of maintaining its obligation to make any such Loan), or to increase the cost to such Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Recipient, the Borrower ~~will~~shall promptly pay to any such Recipient~~,~~ such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be presumed correct absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or such L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a ~~Eurodollar Rate~~SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

~~(d) For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. A certificate of a Lender setting forth in reasonable detail the amount or amounts and basis or bases necessary to compensate such Lender as specified in subsection (a), (b) or (c) of this Section and delivered to the Borrower, accompanied by related calculations, shall be presumed correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.~~

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement or Removal of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 3.01, or if any Lender becomes a Defaulting Lender, the Borrower may replace or remove, as the case may be, such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE iv

CONDITIONS PRECEDENT

4.01 Conditions of Effectiveness. The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement as set forth herein is subject to the following conditions precedent that:

(a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement;

(ii) a Revolving Credit Note executed by the Borrower in favor of each Lender requesting a Revolving Credit Note and if requested, a Swing Line Note executed by the Borrower in favor of the Swing Line Lender;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a secretary or assistant secretary or similar officer of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation or formation;

(v) a customary opinion of Gibson, Dunn & Crutcher LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the enforceability of the Loan Documents and other matters reasonably requested by the Administrative Agent;

(vi) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all third party consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying, as of the Closing Date, (A) that the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case they shall have been true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (B) no Default or Event of Default has occurred and is continuing or, after giving effect to the initial Borrowing contemplated hereunder (if any) or the application of proceeds therefrom, immediately would result therefrom; and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have or result in, either individually or in the aggregate, a Material Adverse Effect;

(viii) a certificate signed by the chief financial officer of the Borrower certifying that the Borrower (on a consolidated basis with the Subsidiaries), after giving effect to the initial Borrowing contemplated hereunder (if any), the application of the proceeds thereof and the consummation of the other transactions contemplated hereby, is Solvent; and

(ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b) [Reserved].

(c) Any fees required to be paid by the Borrower on or before the Closing Date shall have been paid.

(d) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e) The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent and each such Lender shall have reasonably requested in order to comply with its respective obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurodollar Rate~~SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (other than the representation and warranties contained in Section 5.05(b) and Section 5.06), or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representation and warranty contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default or Event of Default shall have occurred and be continuing, or after giving effect to such proposed Credit Extension or the application of the proceeds thereof, would immediately result therefrom.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) No statute, rule, regulation or other legal requirement shall have been promulgated or enacted and be in effect that on a permanent basis restrains, enjoins, or prohibits the Lenders from making such Credit Extension.

(e) With respect to any Request for Credit Extension made during the period from the Closing Date until the Guarantor Trigger Date, the Lenders shall have no obligation to make any Credit Extension if such Credit Extension would cause the aggregate Outstanding Amount to exceed $100,000,000.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of ~~Eurodollar Rate~~SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) - (e) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of such Person's Organization Documents; (b) violate or result in any breach of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the SEC and routine Tax filings).

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto, in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer and fraudulent conveyance laws, and other similar laws and provisions, and general principles of equity.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) From the period commencing on the date of the Audited Financial Statements and ending on the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination, and that, if determined adversely, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

5.07 No Default. No Default has occurred and is continuing or after giving effect to the consummation of the transactions contemplated by this Agreement or any other Loan Document would immediately result therefrom.

5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof, the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Borrower and its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed, and have paid prior to delinquency all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries have received any written notice from any Governmental Authority proposing a Tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party, with any Person other than the Borrower or a Subsidiary of the Borrower, to any Tax sharing agreement other than the tax sharing agreement described in the Form 10-K of Seventy Seven Energy Inc. filed with the SEC on February 13, 2017; provided that the allocation of Taxes in connection with a business acquisition agreement does not constitute a Tax sharing agreement.

5.12 ERISA Compliance.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. The Borrower and each ERISA Affiliate have made all material amounts of required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with each other ERISA Event that has occurred or is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; (ii) the Unfunded Pension Liability of all Pension Plans does not exceed the Threshold Amount; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders, or has stated in filings with the SEC of the type described in Section 6.02(d), all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by, or read in conjunction with, other written information so furnished) when taken as a whole, contains any material misstatement of fact or, when read together with filings with the SEC of the type described in Section 6.02(d), omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to forward-looking information (other than projected financial information) and information of a general economic or industry-specific nature, the Borrower makes no representations and with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

5.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 OFAC; FCPA.

(a) None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower and its Subsidiaries, any of their respective directors, officers, employees or agents acting in any capacity, directly or indirectly, in connection with, or benefiting from, this Agreement, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any trade or economic sanctions administered or enforced by the OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanction.

(b) None of the Borrower, any Subsidiary of the Borrower, nor to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee or agent of the Borrower or any Subsidiary of the Borrower, has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other bribery or anti-corruptions law applicable to the Borrower or any of its Subsidiaries (collectively, the “Anti-Corruption Laws”), and the Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless arrangements in respect thereof satisfactory to the applicable L/C Issuer have been made), the Borrower covenants and agrees with the Lenders that:

6.01 Financial Statements. The Borrower shall deliver to the Administrative Agent (for delivery to each Lender):

(a) within 90 days after the end of each fiscal year of the Borrower, its Annual Report on Form 10-K, or its equivalent, for such fiscal year that includes a consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, and audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its Quarterly Report on Form 10-Q, or its equivalent, that includes a consolidated balance sheet of the Borrower as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and that includes a certification of a Responsible Officer of the Borrower, certifying that the foregoing fairly presents in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, and, subject only to normal year-end audit adjustments and the absence of footnotes (provided, however, that the requirement for certification contained in this paragraph (b) shall be deemed satisfied by a certification of a Responsible Officer made in conjunction with a Form 10-Q as required by the Sarbanes-Oxley Act of 2002 as in effect on the Closing Date (or as subsequently amended if such law as amended requires a certification that is more comprehensive than, or substantially similar to, the certification required by this paragraph (b)).

As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. The Borrower shall deliver to the Administrative Agent (for delivery to each Lender):

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, the following (provided, however, that the requirement to deliver the following may be satisfied by giving notice as provided in the last paragraph of this Section 6.02): (i) each report on Form 8-K (other than earnings reports) or 12b-25 and each effective registration statement filed with the SEC, and (ii) each annual report, proxy, financial statement or other report sent to the stockholders of the Borrower, to the extent that such items are not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrower shall be deemed to have satisfied the requirement to deliver documents pursuant to Section 6.01(a) or (b) or Section 6.02(b) if such documents shall have been timely made available on “EDGAR” and/or on the Borrower's home page on the world wide web (as of the date of this Agreement located at www.patenergy.com). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide to the Administrative Agent a copy by electronic mail of the Compliance Certificates required by Section 6.02(a). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03 Notices. The Borrower shall promptly notify the Administrative Agent:

(a) of the occurrence of any Default of which any Responsible Officer of the Borrower obtains knowledge;

(b) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination, and that if adversely determined, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;

(c) of the occurrence of any ERISA Event that, when taken together with each other ERISA Event that has occurred or is reasonably expected to occur, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by the Borrower, excluding changes to GAAP of general applicability.

Each notice delivered pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, prior to delinquency, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, except to the extent that the failure to do any of the above could not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. The Borrower shall, and shall cause each Guarantor (if any) and each Material Subsidiary to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the failure to preserve any of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. The Borrower shall, and shall cause each Guarantor (if any) and each Material Subsidiary to: (a) maintain, preserve (ordinary wear and tear excepted) and protect all of its material properties and equipment necessary in the operation of its business in accordance with industry practices; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. The Borrower shall maintain with financially sound and reputable insurance companies, insurance with respect to its and its Subsidiaries’ properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business operating in the same or similar locations, of such types and in such amounts as are customarily carried under similar circumstances by such other Person (including, without limitation, by the maintenance of adequate self-insurance reserves to the extent customary among such companies).

6.08 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct, in all material respects, entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. The Borrower shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and at the Administrative Agent’s or such Lender’s expense; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. The Borrower shall use the proceeds of the Credit Extensions for its and its Subsidiaries’ working capital, capital expenditures, letters of credit and acquisitions and repurchases by the Borrower of the Borrower's capital stock and for other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document; provided, however, that no portion of the proceeds of any Credit Extension will be used in any manner prohibited by Section 7.09.

6.12 FCPA Policies and Procedures. The Borrower shall maintain in effect policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws and Sanctions.

6.13 Post-Closing Covenant. The Borrower shall, within, five (5) Business Days of the Closing Date, either (a) provide to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying to the Administrative Agent that the Guarantees of the Borrower’s Subsidiaries pursuant to (1) the Note Purchase Agreement dated October 5, 2010 providing for the issuance of the Borrower’s 4.97% Series A Senior Notes due October 5, 2020 (as amended to date), (2) the Note Purchase Agreement dated June 14, 2012 providing for the issuance of the Borrower’s 4.27% Series B Senior Notes due October 5, 2020 (as amended to date), (3) the Reimbursement Agreement dated as of March 16, 2015 between the Borrower and The Bank of Nova Scotia (as amended to date) and (4) the Indenture and the First Supplemental Indenture, each dated as of January 19, 2018, in respect of the Borrower’s 3.95% Senior Notes due 2028 (the Guarantees described in items 1-4, the “Existing Subsidiary Guarantees”) are, as of the date of such certificate, released in accordance with the terms of the Existing Subsidiary Guarantees (and the delivery of such certificate is deemed to be a representation and warranty by the Borrower under this Agreement of the statements made therein) or (b) cause each such Subsidiary that is a guarantor under the Existing Subsidiary Guarantees to become a Guarantor by (1) executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (2) delivering to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a)

and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (b)(1)), all in form, content and scope reasonably satisfactory to the Administrative Agent, and (3) delivering to the Administrative Agent, to the extent not already provided to the Administrative Agent, all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, all as the Administrative Agent may reasonably request.

ArtiCLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless arrangements in respect thereof satisfactory to the applicable L/C Issuer have been made), the Borrower covenants and agrees with the Lenders that:

7.01 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c) Liens for Taxes or unpaid utilities not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers', warehousemen's, landlords’, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) (i) Liens securing purchase money obligations of the Borrower or Subsidiaries of the Borrower, for fixed or capital assets acquired after the Closing Date, or capital lease obligations of the Borrower or Subsidiaries of the Borrower, provided that, with respect to Liens securing such purchase money or capital lease obligations, (A) such Liens do not at any time encumber any property other than the property financed or leased by such Indebtedness, (B) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition and (C) such Liens attach to such property concurrently with or within 90 days after the acquisition thereof, and (ii) Liens securing any refinancing of such Indebtedness, provided that such Liens do not extend to additional property and the amount of the Indebtedness is not increased; and provided further that the aggregate outstanding principal amount of such Indebtedness described in this clause (h) shall not exceed $50,000,000 at any time;

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(j) Liens arising in the ordinary course of business under Oil and Gas Agreements to secure compliance with such agreements, provided that any such Lien referred to in this clause are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and provided, further, that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto, and provided, further, that such Liens are limited to property that is the subject of the relevant Oil and Gas Agreement and any proceeds thereof;

(k) Liens created or incurred after the Closing Date existing (x) on assets at the time of acquisition thereof or (y) at the time of acquisition or purchase by the Borrower or any of its Subsidiaries of any business entity then owning such assets, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition or purchase; provided that (i) the Liens shall attach solely to the assets acquired or purchased, (ii) such Lien shall not apply to any other Property of the Borrower or any of its Subsidiaries, (iii) such Lien shall secure only those obligations and liabilities, and only such amounts, that it secures on the date of such acquisition and (iv) at the time of the assumption of such debt and after giving effect thereto, no Default or Event of Default would exist;

(l) Liens incurred in the ordinary course of business that constitute banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution, whether arising by operation of law or pursuant to contract; and

(m) Liens not otherwise permitted by this Section 7.01; provided, that the aggregate outstanding principal amount of Priority Debt at the time of and after giving effect to such Lien under this clause, shall not exceed the greater of (x) $500,000,000 and (y) 15% of Consolidated Net Tangible Assets.

7.02 [Reserved]

7.03 Indebtedness of Subsidiaries. The Borrower shall not permit any Non-Guarantor Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except:

(a) purchase money Indebtedness or capital lease obligations permitted by Section 7.01(h);

(b) unsecured Indebtedness owed by any Subsidiary to the Borrower or to another Subsidiary; and

(c) Indebtedness not otherwise permitted by this Section 7.03 and incurred and outstanding under this clause (c) after giving effect thereto; provided, that the aggregate outstanding principal amount of Priority Debt shall not exceed, at the time of incurrence, assumption or creation of such Indebtedness under this clause (c), the greater of (x) $500,000,000 and (y) 15% of Consolidated Net Tangible Assets.

7.04 Fundamental Changes. The Borrower shall not (a) wind up, liquidate or dissolve its affairs, (b) amalgamate or consolidate with, or merge into, any other Person, or permit any other Person to amalgamate or consolidate with, or merge into the Borrower, or (c) sell, lease or otherwise dispose of (or permit any Subsidiary to sell, lease or otherwise dispose of), in one transaction or a series of transactions, all or substantially all the assets of the Borrower and its consolidated Subsidiaries (taken as a whole), provided that, the foregoing shall not prohibit (x) any amalgamation, consolidation or merger of the Borrower so long as (i) no Default has occurred and is continuing or would result therefrom, and (ii) the Borrower is the surviving, resulting or continuing Person in such merger, amalgamation or consolidation, or (y) the sale, lease or disposal of assets between or among the Borrower and its consolidated Subsidiaries.

7.05 Hedging Agreements. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any Swap Contracts other than in the ordinary course of business for the purpose of directly mitigating risks to which the Borrower or its Subsidiaries are exposed in the conduct of their business and not for purposes of speculation.

7.06 Change in Nature of Business. The Borrower shall not, and shall not permit its Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof (including energy services) or any business substantially related or incidental thereto.

7.07 Transactions with Affiliates. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any material transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, except that the foregoing shall not apply to transactions among the Borrower and one or more of its Subsidiaries, or between or among the Borrower's Subsidiaries.

7.08 Burdensome Agreements. The Borrower shall not, and shall not permit its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to pay dividends or make other payments or distributions to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, except restrictions that could not reasonably be expected to impair the Borrower's ability to repay the Obligations as and when due.

7.09 Use of Proceeds. The Borrower shall not, and shall not permit its Subsidiaries to,

(a) use the proceeds of any Credit Extension, whether directly or indirectly to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose; or

(b) directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) to fund any activities or business of, or with, any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of any Sanction, (ii) in any other manner that would result in a violation of any Sanction applicable to any party hereto, or (iii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

7.10 Financial Covenant. The Borrower shall not permit the Debt to Capitalization Ratio as of, and determined as of, the last day of each fiscal quarter and expressed as a percentage, to exceed 50%.

7.11 Restricted Payments. The Borrower shall not, and shall not permit its Subsidiaries to, declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Loan Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Loan Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that: (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any other Loan Party; (b) Subsidiaries that are not Loan Parties may make Restricted Payments to other Subsidiaries that are not Loan Parties; and (c) the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) Restricted Payments so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) either (A) immediately before and immediately after giving effect to such Restricted Payment, the Pro Forma Debt Service Coverage Ratio is greater than or equal to 1.50 to 1.00, or (B) immediately before and immediately after giving effect to such Restricted Payment (or if a public announcement has been made declaring such Restricted

Payment, then at the time such public announcement is made), the Borrower’s Debt Rating is at least BBB- by S&P or Baa3 by Moody’s.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a), or 6.11, or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after delivery of written notice thereof to the Borrower from the Administrative Agent acting on the instructions of any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an

Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or the Borrower or any of its Subsidiaries shall take any corporate, partnership or company action in furtherance of the foregoing; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any property of such Person if such property is a material part of the property of the Borrower and its Subsidiaries taken as a whole and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) the same shall remain undischarged for a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan

Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective

L/C Issuers and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Guaranteed Obligations in respect of Lender Interest Rate Swap Contracts (based on the Swap Termination Values thereof), ratably among the Lenders, the L/C Issuers and the counterparties to such Lender Interest Rate Swap Contracts, in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the accounts of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.04 Currency Conversion After Maturity. At any time following the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lenders hereunder, the Lenders shall be entitled to convert, with two (2) Business Days’ prior notice to the Borrower, any and all or any part of the then unpaid and outstanding Obligations denominated in a Foreign Currency into Obligations denominated in Dollars. Any such conversion shall be calculated so that the principal amount of the resulting Obligations shall be the Dollar Equivalent of the principal amount of the Obligations being converted on the date of conversion. Any accrued and unpaid interest denominated in such Foreign Currency at the time of any such conversion shall be similarly converted to Dollars, and such converted Obligations and accrued and unpaid interest thereon shall thereafter bear interest in accordance with the terms hereof.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Co-Lead Arrangers, Joint Book Runners or agents, if any, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent

(irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(j) and (k), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent to release and discharge any Guarantor from its obligations under the Guaranty (a) if, at the Administrative Agent’s option and in its discretion, such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) ceases to be a guarantor of all other Indebtedness of the Borrower or (iii) is released and discharged as otherwise agreed by the Required Lenders or all Lenders, as the case may be or (b) upon delivery by the Borrower by to the Administrative Agent of a certificate stating that after giving effect to the release of the Guarantor, the outstanding principal amount of Priority Debt shall not exceed, the greater of (x) $500,000,000 and (y) 15% of Consolidated Net Tangible Assets (and the delivery of such certificate is deemed to be a representation and warranty by the Borrower under this Agreement of the statements made therein).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

9.12 Erroneous Payments.

(a) Each Lender, each L/C Issuer, and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or L/C Issuer or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or L/C Issuer (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 9.12 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal

Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.12 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(e) Each party’s obligations, agreements, and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(f) Nothing in this Section 9.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) (i) waive any condition set forth in Section 4.01 without the written consent of each Lender or (ii) after the Closing Date, waive any condition set forth in Section 4.02 without the written consent of the Required Lenders;

(b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (subject to clause (vi) of the second proviso to this Section 10.01 and to the proviso in this clause (d)), or (subject to clause (iv) of the second proviso to this Section 10.01 and to the proviso in this clause (d)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.04, 2.05, Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Guarantors from the Guaranty (other than as permitted by the Loan Documents) without the written consent of each Lender; or

(h) amend the definitions of “Eligible Currency” or “Agreed Currency” (other than as contemplated within such definition) without the written consent of each Lender;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) the Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional

Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement ~~Rate~~ or otherwise effectuate the terms of Section 3.03(~~b~~c) in accordance with the terms of Section 3.03(~~b~~c) and (vii) no amendment, waiver or consent to any Loan Document shall amend, modify or waive this Agreement (including, without limitation, Section 8.03 hereof) or any other Loan Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Guaranteed Obligations arising under Lender Interest Rate Swap Contracts or the definition of “Lender Interest Rate Swap Contract”, “Swap Contract” or “Guaranteed Obligations”, in each case in a manner adverse to any counterparty to a Lender Interest Rate Swap Contract without the written consent of such counterparty. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent (but with the consent of the Borrower and the Administrative Agent), to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to (A) amend and restate this Agreement if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement so long as such amendment or modification does not result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Applicable Percentage, in each case, without the written consent of such affected Lender, or (B) to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature, so long as (1) such amendment does not adversely affect the rights of any Lender or (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.02(b), shall be effective as provided therein.

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuers may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuers.

(d) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (provided that the Borrower shall only be required to pay the reasonable and documented fees, charges and disbursements of a singled outside counsel to the Administrative Agent and the Lenders (which as of the Closing Date is Bracewell LLP), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by an L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower shall not be required to pay out of pocket expenses incurred by a Defaulting Lender (including the fees, charges and disbursements of any counsel for such Defaulting Lender), if such expenses are attributable to such Lender being a Defaulting Lender.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the syndication of the credit facilities provided for herein, the preparation, negotiation execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee, (B) a breach in bad faith of an obligation under a Loan Document in any material respect by such Indemnitee, or (C) a proceeding solely between or among Indemnitees that does not involve any action or omission by the Borrower, any other Loan Party, or any Affiliate of any of the foregoing other than claims against any of the Administrative Agent, any Lender or any Affiliate of any of the foregoing in fulfilling its role as the Administrative Agent, a L/C Issuer, Swing Line Lender, an arranger, an agent or any similar role under this Agreement. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuers or any Related Party of any of the foregoing, but without limiting the Borrower's payment obligations with respect thereto, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), an L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, for the avoidance of doubt, nothing contained in this clause (d) shall limit the obligations of the Loan Parties set forth in Section 10.04(b) to the extent such indirect, consequential or punitive damages are included in any claim in connection with which an Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and an L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it hereunder or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an assignee group and concurrent assignments from members of an assignee group to a single Eligible Assignee (or to an Eligible Assignee and members of its assignee group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to any Person that is not a Lender or an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower or Defaulting Lender. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumed correct, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent will maintain on the Register information regarding the designation by the Administrative Agent of, and revocation of any such designation, any Lender known to the Administrative Agent as being a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and the L/C Issuers at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register. Upon its receipt of an Assignment and Assumption executed in conformity with the provisions of this Section 10.06, and payment to it of all fees due and payable with respect thereto, the Administrative Agent shall accept such Assignment and Assumption and record it in the Register. The Borrower hereby agrees that the Administrative Agent acting as its non-fiduciary agent solely for the purpose set forth above in this clause (c), shall not subject the Administrative Agent to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of 3.06(b) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions 3.06(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant in such Lender’s Loans and the principal amounts (and stated interest) of each Participant’s interest in such Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower hereby agrees that each Lender acting as its non-fiduciary agent solely for the purpose set forth above in this clause (d), shall not subject such Lender to any fiduciary or other implied duties, all of which are hereby waived by the Borrower.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time either L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer. If Wells Fargo resigns as L/C Issuer, such bank shall retain all the rights and obligations of such L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

10.07 Treatment of Certain Information; Confidentiality.

(a) Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (X) becomes publicly available other than as a result of a breach of this Section or (Y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 10.07(a), “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) The Borrower agrees that each Fee Letter and any commitment letter executed in connection herewith are confidential, and agrees not to disclose any information contained in any such letter except upon the terms therein set forth.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or their respective Affiliates shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, such L/C Issuer or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Lenders and each Loan Party as herein provided, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

To the extent that the interest rate laws of the State of Texas are applicable to the Loans for purposes of determining the “maximum rate” or the “maximum amount,” then those terms mean the “weekly ceiling” from time to time in effect under Texas Finance Code § 303.001, as limited by Texas Finance Code § 303.009, and, to the extent that this Agreement is deemed an open end account as such term is defined in Texas Finance Code Section 301.002(a)(14), the Lenders retain the right to modify the interest rate in accordance with applicable law. The parties agree that Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving triparty accounts, shall not apply to any revolving loan accounts created under this Agreement or the Notes or maintained in connection therewith.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Defaulting Lenders.

(a) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then (y) the Borrower may, upon notice to such Lender and the Administrative Agent, and (z) in the case of a Defaulting Lender, the Administrative Agent may, upon notice to such Lender and the Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) other than an assignment required by the Administrative Agent, and unless paid by the assignee or waived by the Administrative Agent, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and subject to Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not violate applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply. If the Borrower, the Administrative Agent, the Swing Line Lender and L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of the Outstanding Amount of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Loan Party while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(b) If a Lender is a Defaulting Lender and upon the prior written consent of the Administrative Agent, the other Lenders, the Swing Line Lender, and the L/C Issuers (in each case which consent shall not be unreasonably withheld, conditioned or delayed), then the Borrower shall have the right to remove such Defaulting Lender as a party to this Agreement, and the Borrower may, upon notice to such Defaulting Lender and the Administrative Agent and so long as no Default has occurred and is continuing, remove such Defaulting Lender by terminating such Defaulting Lender's Commitment. The Borrower shall (i) pay in full all principal, interest, fees and other amounts owing to such Defaulting Lender through the date of termination (including its participations in Letters of Credit and Swing Line Loans), subject to Section 2.16, (ii) provide reasonable assurances and indemnities (which may include cash collateral) to the applicable L/C Issuers and Swing Line Lender as either may reasonably require with respect to any continuing obligation of such Defaulting Lender to purchase participation interests in any Letters of Credit then outstanding, subject to Section 2.16, and (iii) release such Defaulting Lender from its obligations under the Loan Documents. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect the removal of the Defaulting Lender and termination of its respective Commitment. The removal of a Defaulting Lender and the termination of such Lender's Commitment shall not increase or decrease any other Lender's Commitment which shall continue in effect notwithstanding such removal of the Defaulting Lender.

(c) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) the commitment fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.09;

(ii) the Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01 hereof), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender shall require the consent of such Defaulting Lender;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender's L/C Obligations pursuant to Section 2.03(h), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.09 with respect to such Defaulting Lender's L/C Obligations during the period such Defaulting Lender's L/C Obligations are cash collateralized; and

(iv) if, under the circumstances described in Section 2.03(a)(iii)(E), an L/C Issuer has issued a Letter of Credit upon satisfactory arrangements as provided for in such subsection, then Letter of Credit Fees shall not accrue on such Letter of Credit in respect of such Defaulting Lender pursuant to Section 2.03(j).

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER APPLICABLE FEDERAL LAW.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

10.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.18 Amendment and Restatement; Release of Guaranties. This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Existing Credit

Agreement as of such date. All outstanding Obligations under the Existing Credit Agreement on the Closing Date (and which have not been repaid on the Closing Date) shall continue to remain outstanding under this Agreement. From and after the date hereof, all references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. Each Guaranty of a Guarantor under and as defined in the Existing Credit Agreement is automatically terminated and released concurrently with the Closing Date. The Borrower hereby acknowledges and agrees that, other than with respect to the release of the Guaranties under the Existing Credit Agreement, the Obligations which shall remain outstanding on the date hereof as well as those hereafter arising under this Agreement and the other Loan Documents and the rights and remedies of the Administrative Agent under this Agreement and the other Loan Documents shall remain in full force and effect and shall not be affected, impaired or discharged hereby. The outstanding commitments under the Existing Credit Agreement have been assigned, renewed, extended, modified, and rearranged as Commitments under and pursuant to the terms of this Agreement. Certain of the Lenders (as Lenders under the Existing Credit Agreement) have agreed among themselves, in consultation with the Borrower and the Administrative Agent, to adjust their respective Commitments and to terminate the commitments of certain lenders under the Existing Credit Agreement who will not become a Lender hereunder (each an “Exiting Lender”). The Administrative Agent, the Lenders, and the Borrower, and each Exiting Lender (by receipt of the payment in full of the Loans as defined in, and owing to it under, the Existing Credit Agreement and under a separate exiting agreement executed by such Exiting Lender) consented to such reallocation and each Exiting Lender’s adjustment of, and each Exiting Lender’s assignment of, an interest in the commitments and the Exiting Lenders’ assignments of their respective commitments. On the Effective Date, and after giving effect to such reallocations, adjustments, assignments and decreases, the Commitments of each Lender shall be as set forth on Schedule 2.01. The Lenders shall make all appropriate adjustments and payments between and among themselves to account for the revised pro rata shares resulting from the initial allocation of the Lenders’ commitments under the Existing Credit Agreement to under this Agreement. The Borrower and each Lender party hereto that was a “Lender” under the Existing Credit Agreement hereby agrees and this Section 10.18 and any exiting agreement executed by an Exiting Lender that is acceptable to the Administrative Agent shall be deemed approved assignment forms as required under the Existing Credit Agreement. This amendment and restatement of the Existing Credit Agreement shall operate to renew, amend and modify the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof.

10.19 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the

Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Loan Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the credit facilities provided for herein) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the credit facilities provided for herein or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.

10.20 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

10.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow.]

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To: Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Patterson-UTI Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and an L/C Issuer.

The undersigned hereby requests (select one):

 a Borrowing  a conversion of Loans  a continuation of SOFR Loans

1.
On _______________________________ (a Business Day).
2.
In the amount of $_________________.
3.
Comprised of ____________________.[Type of Loan requested]
4.
For SOFR Loans: with an Interest Period of _______ months.

The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.

PATTERSON-UTI ENERGY, INC.,
a Delaware corporation, as the Borrower

By:
Name:
Title:

EXHIBIT G

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To: Wells Fargo Bank, National Association, as Swing Line Lender

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Patterson-UTI Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer.

The undersigned hereby requests a Swing Line Borrowing:

1.
On _______________________________ (a Business Day).
2.
Interest: □ Base Rate □ Daily One Month SOFR
3.
In the amount of $_________________.

The Swing Line Borrowing complies with the provisions of Section 2.15 of the Credit Agreement, and if an AutoBorrow Agreement is in effect on the date hereof, also complies with the terms of such AutoBorrow Agreement.

PATTERSON-UTI ENERGY, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

EXHIBIT H

FORM OF PREPAYMENT NOTICE

Date: ___________, _____

To: Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 27, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Patterson-UTI Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent and an L/C Issuer.

The undersigned hereby gives notice of prepayment on the following Type of Loan (select one):

 Base Rate Loans  SOFR Loans

1.
On _________________________ (a Business Day).
2.
In the amount of $_____________.

The giving of this notice and the amount of the prepayment of the Loans indicated herein comply with Section 2.04(a) of the Credit Agreement.

PATTERSON-UTI ENERGY, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title: